UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 12, 2016

EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its
charter)

INDIANA
(State of incorporation or organization)

0-23264
(Commission file number)

35‑1542018
(I.R.S. Employer
Identification No.)

ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.
On October 12, 2016, subsidiaries of Emmis Communications Corporation (“Emmis” or the “Company”), entered into Asset Purchase Agreements to sell our radio stations in Terre Haute, Indiana. Under one purchase agreement, Emmis will sell the assets of WTHI-FM and the intellectual property of WWVR-FM to Midwest Communications, Inc. for $4.3 million, subject to working capital and other closing adjustments. Under another purchase agreement, Emmis will sell the assets of WFNF-AM, WFNB-FM, WWVR-FM (other than the intellectual property for that station) and an FM translator to DLC Media, Inc. for $0.9 million, subject to working capital and other closing adjustments. The purchase agreements contain customary representations, warranties, covenants and indemnities.  Because Midwest Communications is currently at the FCC ownership limits for FM radio stations in the Terre Haute market, Midwest contemporaneously entered into an agreement to sell one of its stations, WDKE-FM, to DLC Media. The closings under these three transactions are cross conditioned. The transactions are subject to FCC approval and other customary closing conditions, and are expected to close in the first calendar quarter of 2017.
On October 13, 2016, subsidiaries of Emmis entered into an Asset Purchase Agreement to sell Texas Monthly Magazine and its related publications to GP TM Acquisition, LLC, an affiliate of Genesis Park, L.P., for $25 million, subject to working capital adjustments and other closing adjustments. The Purchase Agreement contains customary representations, warranties, covenants and indemnities.  The transaction is expected to close in early November 2016 following the completion of customary closing conditions.

ITEM 7.01	Regulation FD Disclosure.
On October 12, 2016 and October 13, 2016, Emmis issued press releases announcing the transactions described above. A copy of each press release is furnished herewith as Exhibit 99.1 and 99.2.
In connection with the sales of the Terre Haute radio stations and the Texas Monthly business, Emmis has provided to the purchasers lists of employees for each of these affected properties, and the purchasers have the option of hiring any of these employees upon the closing of the transactions. For employees not offered employment, Emmis will pay severance to those employees. Further, current employees of one of these properties who are offered and accept employment with a purchaser, , but who are subsequently terminated other than for “cause” within certain time periods thereafter, will also receive severance from Emmis. Because the number of employees to which Emmis will be required to pay severance is currently unknown, Emmis cannot estimate its severance obligation at this time. However, Emmis believes the maximum amount of severance it would pay, assuming it paid severance to all affected employees, would be approximately $2.6 million. In addition, Emmis is paying each employee of these affected properties a bonus equal to one month of salary provided the employee remains with the property through the closing date of the respective sale. Emmis estimates this obligation to be approximately $0.6 million.
Emmis expects to incur less than $1 million of professional fees and expenses associated with these sales and does not expect to pay any material cash taxes at the Federal, state or local level, given accumulated net operating losses available to the Company.
The following tables summarize certain operating results of the Terre Haute radio stations and the Texas Monthly business for the years ended February 28(29), 2015 and 2016, and the six months ended August 31, 2015 and 2016.

	Terre Haute Radio Stations
	For the year ended February 28 (29),		For the six months ended August 31,
	2015	2016	2015	2016
Net revenues	2,684	2,418	1,336	1,186
Station operating expenses, excluding depreciation and amortization expense	2,607	2,395	1,327	1,055
Depreciation and amortization	147	163	77	88
Impairment loss	58	39	—	—
Operating (loss) income	(128)	(179)	(68)	43

	Texas Monthly
	For the year ended February 28 (29),		For the six months ended August 31,
	2015	2016	2015	2016
Net revenues	24,186	23,561	12,929	10,628
Station operating expenses, excluding depreciation and amortization expense	22,446	21,527	11,130	10,083
Depreciation and amortization	116	118	57	63
Operating income	1,624	1,916	1,742	482

ITEM 8.01	Other Events.
As previously disclosed in a Current Report on Form 8-K filed by Emmis on August 18, 2016, the Company received a letter from E Acquisition Corporation (“EAC”), an Indiana corporation currently owned by Jeffrey H. Smulyan, the Company’s Chairman of the Board, Chief Executive Officer and controlling shareholder, and also expected to be owned by certain directors, officers, and other shareholders of the Company, setting forth a non-binding proposal by which EAC (the “Proposing Person”), would acquire all the outstanding shares of Class A Common Stock of the Company that are not owned by the Proposing Person at a cash purchase price of $4.10 per share (the “Proposal”).
In response, the Company's Board of Directors formed a special committee of independent and disinterested directors (the “Special Committee”) to review and evaluate the Proposal. On October 14, 2016, EAC delivered to the Special Committee a letter (the “Proposal Expiration Letter”) confirming that the offer had expired on October 14, 2016 and had not been extended. A copy of the Proposal Expiration Letter is attached as Exhibit 99.3 to this Current Report on Form 8-K.

Note to this Form 8-K: Certain statements included in this report which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:

•general economic and business conditions;
•fluctuations in the demand for advertising and demand for different types of advertising media;
•our ability to service our outstanding debt;
•competition from new or different media and technologies;
•loss of key personnel;
•increased competition in our markets and the broadcasting industry, including our competitors changing the format of a station they operate to more directly compete with a station we operate in the same market;
•our ability to attract and secure programming, on-air talent, writers and photographers;
•inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;
•increases in the costs of programming, including on-air talent;
•fluctuations in the market price of publicly traded or other securities;
•new or changing regulations of the Federal Communications Commission or other governmental agencies;
•enforcement of rules and regulations of governmental and other entities to which the Company is subject;
•changes in radio audience measurement methodologies;
•war, terrorist acts or political instability; and
•other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Document Description
99.1	Press Release dated October 12, 2016, regarding the agreements to sell Terre Haute radio stations.
99.2	Press Release dated October 13, 2016, regarding the agreement to sell Texas Monthly Magazine and its related publications.
99.3	Letter from E Acquisition Corp. to the Special Committee dated October 14, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: October 17, 2016
	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary